Exhibit 99.1

F-star Therapeutics Announces CFIUS Clearance for Proposed Acquisition by invoX Pharma

Parties expect the merger to be completed promptly following the successful completion of the ongoing Tender Offer

CAMBRIDGE, United Kingdom and CAMBRIDGE, Mass. – March 7, 2023 (Globe Newswire) F-star Therapeutics, Inc. (NASDAQ: FSTX) (“F-star” or the “Company”), a clinical-stage biopharmaceutical company dedicated to developing next-generation immunotherapies to transform the lives of patients with cancer, today announced that the Committee on Foreign Investment in the United States (“CFIUS”) has cleared the previously announced all-cash acquisition of the Company by invoX Pharma Limited (“invoX”).

The CFIUS clearance satisfies the Foreign Investment Condition of the ongoing tender offer (the “Offer”), and is the final required regulatory approval needed to complete the proposed merger. As described below, the parties expect to complete the merger promptly following the successful completion of the ongoing tender offer.

Specifically, the Offer is scheduled to expire on March 8, 2023 at 5 p.m., Eastern Time. Subject to the tendering of shares of F-star common stock representing greater than 50% of the issued and outstanding shares and the satisfaction of customary conditions, the parties expect to complete the merger promptly following this tender expiry. Previously, shares of common stock representing nearly 70% of the issued and outstanding shares had been validly tendered as of the prior expiration dates (before such dates were extended).

Stockholders who need assistance with tendering their shares of common stock of F-star, may contact the Information Agent, Innisfree M&A Incorporated, at the following contact information:

Stockholders May Call Toll-Free:

1 (888) 750-5830 (from the U.S. or Canada)

From outside the U.S. and Canada, please call:

+1 (412) 232-3651

Banks and Brokers May Call Collect:

(212) 750-5833

Email (for material requests only):

info@innisfreema.com

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will be” and similar expressions. These forward-looking statements include, without limitation, statements related to the consummation of the acquisition of the Company, the availability of mitigation measures and other statements that are not historical facts. These forward-looking statements are based on Parent’s and the Company’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the Parties’ ability to complete the transaction on the proposed terms and schedule; whether sufficient stockholders of the Company tender their shares in the transaction; the possibility that some of the Offer conditions will not be satisfied or waived by Parent, to the extent waiveable; and other risks related to the Company detailed from time-to-time under the caption “Risk Factors” and elsewhere in the Company’s SEC filings and reports, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022. The Company undertakes no duty or obligation to update any forward-looking statements contained in this report as a result of new information, future events or changes in their expectations, except as required by law.

Additional Information and Where to Find It

A tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, was filed with the SEC by invoX and Purchaser, and a Solicitation / Recommendation Statement on Schedule 14D-9 was filed with the SEC by the Company. The offer to purchase shares of Company common stock is being made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION / RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR COMMON STOCK, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER. Investors and security holders may obtain a free copy of these statements and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the Offer, which is named in the tender offer statement. Investors may also obtain, at no charge, the documents filed or furnished to the SEC by the Company under the “Investors” section of the Company’s website at www.f-star.com.

For further information, please contact:

For investor inquiries:

John Fraunces

Managing Director, LifeSci Advisors, LLC

+1 917-355-2395

jfraunces@lifesciadvisors.com

For media inquiries:

Helen Shik

Shik Communications LLC

+1 617-510-4373

helen@shikcommunications.com